Exhibit (23)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.

We consent to the  incorporation  by  reference in the  registration  statements
(Nos. 333-29159 and 333-134959) on Form S-3 and the registration statements (Nos. 33-60909, 333-91405, 333-51666, 333-117308 and 333-125719) on Form S-8 of
EastGroup Properties, Inc. of our reports dated February 27, 2007, with respect to the consolidated balance sheets of EastGroup Properties, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2006, and related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of EastGroup Properties, Inc.

Our report refers to a change in the method of accounting for the Company's share-based payments as of January 1, 2006.

Jackson, Mississippi                       KPMG LLP
February 27, 2007

                                       63